Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-124545) pertaining to the VeriFone Holdings, Inc. New Founders' Stock Option Plan, the VeriFone Holdings, Inc. Outside Directors' Stock Option Plan and the VeriFone Holdings, Inc. 2005 Employee Equity Incentive Plan, (Form S-8 Nos. 333-132650, 333-154169 and 333-176242) pertaining to the VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan, (Form S-8 No. 333-138533) pertaining to the Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Share Option Plan and Lipman Electronic Engineering Ltd. 2006 Share Incentive Plan, and (Form S-8 No. 333-171324) pertaining to the Hypercom Corporation 2010 Equity Incentive Plan, the Hypercom Corporation 2000 Broad-Based Stock Incentive Plan , the Hypercom Corporation Nonemployee Directors' Stock Option Plan, and the Hypercom Corporation Long-Term Incentive Plan, of our reports dated December 22, 2011 with respect to the consolidated financial statements of VeriFone Systems, Inc. and the effectiveness of internal control over financial reporting of VeriFone Systems, Inc. included in this Annual Report (Form 10-K) for the year ended October 31, 2011.
/s/ Ernst & Young LLP
San Jose, California
December 22, 2011